FILED

OCT 8 1982 10Am

CERTIFICATE OF INCORPORATION

OF

UHS BUILDING MANAGEMENT, INC.

FIRST: The name of the corporation is UHS Building Management, Inc.

SECOND: The address of the corporation's registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the corporation has authority to issue is two hundred (200) shares of the par value of one dollar ($1.00) each.

FIFTH: The name and mailing address of the incorporator is Warren J. Nimetz, 345 Park Avenue, New York, New York 10154.

SIXTH: The names of the persons who are to serve as directors until the first annual meeting of stockholders (or until their successors are elected and qualify) are Alan B. Miller, Sidney Miller and George H. Strong. Their mailing address is One Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 7th day of October, 1982.

Warren J. Nimetz

STATE OF NEW YORK)
: ss.:
COUNTY OF NEW YORK)

I, ALAN KAZANOWITZ, a notary public, hereby certify that on the 7th of October, 1982 personally appeared before me Warren J. Nimetz, who being by me first duly sworn, individually declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

ALAN J. KAZANOWITZ
Notary Public, State of New York
No. 31-4713565
Qualified in New York County
Commission Expires March 30, 19 84

Notary Public

8501210319

9Am

FILED

MAY 1 1985

[signature]

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
UHS BUILDING MANAGEMENT, INC.

UHS Building Management, Inc., a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That by Unanimous Written Consent of the Board of Directors of UHS Building Management, Inc. resolutions were duly adopted which set forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FOURTH of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

"The total number of shares of stock which the Corporation has authority to issue is one thousand (1,000) shares of common stock with the par value of one dollar ($1) per share."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Sole Stockholder of said Corporation, by written consent, did duly adopt said amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That the capital of said Corporation was increased by reason of said amendment.

IN WITNESS WHEREOF, said UHS Building Management, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Sidney Miller, its Vice President, and Robert M. Dubbs, its Secretary, this 19th day of April, 1985.

ATTEST:

BY: Robert M. Dubbs
ROBERT M. DUBBS
Secretary

UHS Building Management, Inc.

BY: [signature]
SIDNEY MILLER
Vice President

FILED

8902890202

OCT 16 1989

SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

UHS Building Management, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That by Unanimous Written Consent of the Board of Directors of UHS Building Management, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and recommending that it be submitted to the sole stockholder of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows: "The name of the corporation is Merion Building Management, Inc."

SECOND: That thereafter, pursuant to resolutions of its Board of Directors, the sole shareholder, by written consent adopted the resolutions in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said UHS Building Management, Inc. has caused this certificate to be signed by Sidney Miller its Vice President, and Robert M. Dubbs, its Secretary, this 13th day of October, 1989.

By: ______________________
Sidney Miller, Vice President

Attest: Robert M. Dubbs
Robert M. Dubbs, Secretary

AMDMEMORIA